UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

ANN INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

AnnTaylor Stores Corporation

(Former Names or Former Addresses, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 15, 2011, AnnTaylor Stores Corporation (the “Company”) changed its name to ANN INC. The name change was effected pursuant to Section 253 of the Delaware General Corporation Law by merging a newly-formed, wholly-owned subsidiary of the Company with and into the Company, with the Company as the surviving corporation in the merger. A copy of the Certificate of Ownership and Merger reflecting this merger and the name change is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The merger had the effect of amending the Company’s Certificate of Incorporation to reflect the change in corporate name. Accordingly, Article FIRST of such document was amended to read in its entirety as follows:

“FIRST: The name of the Corporation is ANN INC. (hereinafter the “Corporation”).”

The Company’s bylaws were also amended to reflect the name change. A copy of the amended bylaws is attached hereto as Exhibit 3.2.

The Company will continue to trade on the New York Stock Exchange under the ticker symbol “ANN”. The Company’s common stock has been assigned a new CUSIP number of 035623 107 in connection with the name change. Stock certificates for outstanding shares of the Company are not affected by the name change. They continue to be valid and need not be exchanged.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Ownership and Merger, effective March 15, 2011, as filed with the Delaware Secretary of State.

3.2	Bylaws of ANN INC., as amended through March 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANN INC.

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: March 15, 2011		Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger, effective March 15, 2011, as filed with the Delaware Secretary of State.

3.2	Bylaws of ANN INC., as amended through March 15, 2011.

4